Exhibit 4.1

AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment, dated as of June 16, 2020 (this “Amendment”), to the Amended and Restated Rights Agreement, dated as of January 10, 2018, between SCIENTIFIC GAMES CORPORATION, a Nevada corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (the “Rights Agent”) (the “A&R Rights Agreement”), is made between the Company and the Rights Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the A&R Rights Agreement.

WHEREAS, the Company desires to amend the A&R Rights Agreement to extend the Final Expiration Date of the A&R Rights Agreement; and

WHEREAS, in compliance with the terms of Section 27 of the A&R Rights Agreement, (i) an appropriate officer of the Company has delivered a certificate to the Rights Agent which states that this Amendment is in compliance with the terms of Section 27 of the A&R Rights Agreement and (ii) the Company has instructed the Rights Agent to execute this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.	Clause (i) of Section 7(a) of the A&R Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(i) the Close of Business on June 19, 2023 (the “Final Expiration Date”),”

2.	Exhibits B and C to the A&R Rights Agreement are deemed amended in a manner consistent with this Amendment such that the references therein to “June 19, 2020” are hereby replaced with “June 19, 2023”.

3.	This Amendment shall be deemed effective as of June 16, 2020. Except as amended hereby, the A&R Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4.
This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

5.
This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President, Director, Relationship Management

2